SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2007

Commission File Number: 000-49620

Cobalis Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	91-1868007 (I.R.S. Employer Identification No.)

2445 McCabe Way, Suite 150, Irvine, CA (Address of principal executive offices)	92614 (Zip Code)
(949) 757-0001 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Reference is made to the Form 8-K filed by Cobalis Corp., a Nevada corporation (the “Registrant”) on April 4, 2007.

On April 23, 2007, Gryphon Master Fund, L.P. (“Gryphon”), sued the Registrant for breach of contract in the U.S. District Court for the Northern District of Texas, Dallas Division Court, Case #3:07-cv-00701B. This lawsuit alleges that the Registrant breached a settlement agreement between the Registrant and Gryphon. The settlement agreement is described more particularly in the Registrant’s Form 8-K filed on April 4, 2007. Gryphon is also seeking a declaratory judgment that it did not breach the same settlement agreement. Gryphon’s alleged breach of the settlement agreement is the subject of the Registrant’s motion to vacate (the “Motion to Vacate”) described more particularly in the Registrant’s Form 8-K filed on April 4, 2007. In addition to the declaratory relief, Gryphon’s complaint seeks unspecified damages and attorneys’ fees.

The underlying lawsuit, which was originally filed in 2004, stemmed from alleged breach of contract claims arising from two investments in the Registrant totaling $1.6 million made by Gryphon in September 2003. With regard to that litigation, in April of 2006, the Registrant and Gryphon entered into a settlement agreement, providing for an agreed judgment of $1,600,000 with certain setoffs. The settlement agreement was attached as an exhibit to the Registrant’s Form 8-K filed with the SEC on April 5, 2006. Full repayment was due under the settlement agreement on or before April 1, 2007. The Registrant did not make the payment on or before the date due.

The Registrant based the Motion to Vacate on several grounds including the allegation that Gryphon breached the “no shorting” provision contained in the settlement agreement. The Registrant believes, and so alleges in the Motion to Vacate, that despite Gryphon’s agreement, Gryphon engaged in shorting of the Registrant’s stock. On April 23, 2007, Gryphon also filed an opposition to the Registrant’s motion, alleging that Gryphon did not breach the settlement agreement, including the allegation that it did not breach the “no shorting” provision.

There is no guarantee that the Registrant will be successful in vacating the judgment or in defending the new lawsuit. If the Registrant is unsuccessful in vacating the judgment or in defending the subsequent lawsuit, and, if the Registrant is unable to subsequently timely resolve the Gryphon matter or raise capital to satisfy the judgment, the Registrant’s ability to move its business forward could be adversely affected.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cobalis Corp.

Date: May 1, 2007	By:	/s/ Chaslav Radovich
Chaslav Radovich, President

3